Exhibit 21

	Entity Name	Jurisdiction of Formation

1.	1902 Federal Road, LLC	Delaware

2.	1521787 Ontario Inc. [1]	Ontario

3.	Airfoil Technologies International-Ohio, Inc.	Delaware

4.	American General Aircraft Holding Co., Inc.	Delaware

5.	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico

6.	Arrow Internacional de Mexico S.A. de C.V.	Mexico

7.	Arrow International CR, A.S.	Czech Republic

8.	Arrow International Investment Corp.	Delaware

9.	Arrow International, Inc.	Pennsylvania

10.	Arrow Interventional, Inc.	Delaware

11.	Arrow Medical Holdings B.V.	Netherlands

12.	Bavaria Cargo Technologie GmbH	Germany

13.	Cofraca Compagnie Francaise de Carburation	France

14.	Compart Automotive B.V.	The Netherlands

15.	Distribuidora Arrow, S.A. de C.V.	Mexico

16.	Hotspur Technologies, Inc.	Delaware

17.	Hudson Euro Co. S.a.r.l.	Luxembourg

18.	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico

19.	ICOR AB2	Sweden

20.	IH Holding LLC	Delaware

21.	Inmed Manufacturing Sdn. Bhd.	Malaysia

22.	Intavent Direct Ltd	UK

23.	Laboratories Pharmaceutiques Rusch France SARL	France

24.	LMA Deutschland GmbH	Germany

25.	LMA International Services UK Limited	UK

26.	LMA Italia S.r.l.	Italy

27.	LMA Medical Innovations Limited	Seychelles

28.	LMA North America, Inc.	Nevada

29.	LMA NZ Limited	New Zealand

30.	LMA PacMed Pty Ltd	Australia

31.	LMA Urology B.V.	Netherlands

32.	LMA Urology Limited	Seychelles

	Entity Name	Jurisdiction of Formation

33.	LMA Urology Suisse SA	Switzerland

34.	Mal Tool & Engineering Limited	UK

35.	Medical Innovation B.V.	Netherlands

36.	Medical Service GmbH	Germany

37.	Osprey Insurance Company	Arizona

38.	Productos Aereos, S.A. de C.V.	Mexico

39.	Rusch Asia Pacific Sdn. Berhad[3]	Malaysia

40.	Rusch Austria GmbH	Austria

41.	Rusch Manufacturing Sdn. Berhad	Malaysia

42.	Rusch Mexico, S.A. de C.V.	Mexico

43.	Rusch Uruguay Ltda.	Uruguay

44.	Rusch-Pilling Limited	Canada

45.	Saving Lives Limited	Seychelles

46.	Semprus BioSciences Corp.	Delaware

47.	Simal SA	Belgium

48.	Sometec Holdings, S.A.S.	France

49.	Technology Development Corporation	Pennsylvania

50.	Technology Holding Company II	Delaware

51.	Technology Holding Company III	Delaware

52.	Teleflex Aerospace - Tourolle[4]	France

53.	Teleflex Funding Corporation	Delaware

54.	Teleflex Holding Company Ltd.[5]	Canada

55.	Teleflex Holding Netherlands B.V.	Netherlands

56.	Teleflex Holding Singapore Pte. Ltd.	Singapore

57.	Teleflex Life Sciences Limited	Ireland

58.	Teleflex Lux Holding S.a.r.l.	Luxembourg

59.	Teleflex Medical Asia Pte Ltd.[6]	Singapore

60.	Teleflex Medical Brasil Servicos e Comercio de Produtos Medicos Ltda.	Brazil

61.	Teleflex Medical BV	Netherlands

62.	Teleflex Medical BVBA[7]	Belgium

63.	Teleflex Medical (Canada) Ltd[8]	Canada

64.	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico

	Entity Name	Jurisdiction of Formation

65.	Teleflex Medical EDC BVBA[9]	Belgium

66.	Teleflex Medical Europe Limited	Ireland

67.	Teleflex Medical GmbH	Germany

68.	Teleflex Medical GmbH[10]	Switzerland

69.	Teleflex Medical Hellas s.a.[11]	Greece

70.	Teleflex Medical Incorporated[12]	California

71.	Teleflex Medical Japan, Ltd.[13]	Japan

72.	Teleflex Medical L.P.[14]	Canada

73.	Teleflex Medical Private Limited	India

74.	Teleflex Medical (Proprietary) Limited[15]	South Africa

75.	Teleflex Medical SAS[16]	France

76.	Teleflex Medical, S.A.[17]	Spain

77.	Teleflex Medical Sdn. Bhd.[18]	Malaysia

78.	Teleflex Medical s.r.l.	Italy

79.	Teleflex Medical, s.r.o.	Czech Republic

80.	Teleflex Medical, s.r.o.[19]	Slovakia

81.	Teleflex Medical Trading (Shanghai) Company Ltd.	China

82.	Teleflex Medical Tuttlingen GmbH[20]	Germany

83.	Teleflex Swiss Holding GmbH	Switzerland

84.	TFX Automotive LTD[21]	UK

85.	TFX Aviation Inc.[22]	California

86.	TFX Beteiligungsverwaltungs GmbH	Germany

87.	TFX Development LLC	Delaware

88.	TFX Engineering Ltd.	Bermuda

89.	TFX Equities Incorporated	Delaware

90.	TFX Group Limited	UK

91.	TFX Grundstücks- und Beteiligungsverwaltungs GmbH & Co. KG	Germany

92.	TFX Holding Corp.

93.	TFX Holding LP	Canada

94.	TFX Holding GmbH	Germany

95.	TFX International Corporation	Delaware

96.	TFX International SAS[23]	France

	Entity Name	Jurisdiction of Formation

97.	TFX Medical Limerick	Ireland

98.	TFX Medical Wire Products, Inc.	Delaware

99.	TFX North America Inc.	Delaware

100.	TFX Scandinavia AB24	Sweden

101.	The Laryngeal Mask Company Limited	Cyprus

102.	The Laryngeal Mask Company Limited	Seychelles

103.	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia

104.	The Laryngeal Mask Company (Singapore) Pte. Ltd.	Singapore

105.	United Parts Group B.V.	The Netherlands

106.	United Parts s.a.	France

107.	VasoNova, Inc.	Delaware

108.	Verstart Ltd	UK

109.	Victor Huber GmbH	Germany

110.	W. Pabisch GmbH & Co. kg	Germany

111.	Willy Rusch GmbH	Germany

112.	Willy Rüsch + Seidel Medicalprodukte GmbH[25]	Germany

113.	WIRUTEC Rusch Medical Vertriebs GmbH	Germany

114.	Wolfe-Tory Medical, Inc.	Utah

[1]	Formerly 4045181 Canada Inc.
[2]	Formerly Steamer Holding AB
[3]	Formerly Inmed (Malaysia) Holdings Sdn. Berhad
[4]	Formerly Sermatech-Tourelle S.A.
[5]	Formerly GFI Control Systems Inc.
[6]	Formerly Pilling Weck (Asia) PTE Ltd. and Rusch-Pilling (Asia) PTE LTD.
[7]	Formerly W. Pabisch NV
[8]	Formerly Pilling Weck (Canada) Ltd.
[9]	Formerly Arrow International EDC NV
[10]	Formerly Arrow Swiss GmbH
[11]	Formerly Arrow Hellas A.E.E.
[12]	Formerly Hudson Respiratory Care Inc.
[13]	Formerly Arrow Japan, Ltd.
[14]	Formerly Pilling Weck Canada L.P.
[15]	Formerly Arrow Africa (Pty) Limited
[16]	Formerly Rusch Pilling S.A.
[17]	Formerly Rusch Medica Espana SA
[18]	Formerly Rusch Sdn. Berhad
[19]	Formerly Arrow Slovensko Piešt’any s.r.o.
[20]	Formerly KMedic Europe GmbH
[21]	Formerly S.J. Clark (Cables) Limited.
[22]	Formerly Telair International Incorporated and The Talley Corporation
[23]	Formerly Rusch International SA
[24]	Formerly TFX Controls AB
[25]	Formerly Meddig Medizintechnik Vertriebs GmbH and Willy Rüsch Medical GmbH

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